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                                                                   Exhibit 10.59


                        ASSIGNMENT OF COEXCLUSIVE LICENSE

         WHEREAS, HYBRIDON, INC., a Delaware corporation having a principal place of business at 155 Fortune Blvd., Milford, MA 01757 (hereafter "Assignor") owns certain coexclusive rights and license pursuant to that certain agreement entitled PATENT LICENSE AGREEMENT - COEXCLUSIVE, dated September 21, 1995, by and between HYBRIDON, INC. and the PUBLIC HEALTH SERVICE (PHS), a.k.a. Patent License Number: L-131-92, and attached hereto as Exhibit A; and

         WHEREAS, Boston Biosystems, Inc., a Delaware corporation with a place of business at 75A Wiggins Avenue, Bedford, Massachusetts 01730, (hereafter "Assignee" which term shall include its successors, assigns, and transferees) is desirous of obtaining all of Assignor's licenses and rights relating to said patents,

         NOW THEREFORE, be it known that in consideration of the payment by Assignee to assignor of the sum of ten dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor, hereby sells, assigns, and transfers to Assignee all rights and obligations under such license including, pursuant to the terms of the license, including the certain letter dated June 5, 1996, which is attached hereto as Exhibit B, a complete coexclusive rights and license to make and have made, to use and have used, and to sell and have sold products as well as to practice and have practiced processes under said patents for the full term or terms for which the same may be granted.

         ASSIGNOR hereby covenants that, since it obtained its rights and licenses in said patents, no assignment, transfer, sale, agreement or encumbrance has been entered into which would conflict with this assignment, sale, and transfer and that any encumbrance thereon has been fully removed, cleared and satisfied.

         ASSIGNOR further covenants that, it has made all payments due, fulfilled all of its obligations, and it has not breached the terms of the license, and it is not aware of circumstances that might cause the license to be terminated or the terms of the license to be varied.

         IN WITNESS WHEREOF, Assignor has hereunto set its hand and seal on the date indicated.


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ASSIGNOR

HYBRIDON, INC.



By:      /s/ Robert G. Andersen                         Date: September 20, 2000
         ----------------------
Name:    Robert G. Andersen
Title:   Vice President and Chief Financial Officer


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                                    EXHIBIT A

PATENT LICENSE AGREEMENT - COEXCLUSIVE dated September 21, 1995 by and between HYBRIDON and the PUBLIC Health SERVICE (PHS), a.k.a. Patent License Number:
L-131-92.

                                    Attached




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